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                                                                   EXHIBIT 10.34


                                 PROMISSORY NOTE

$2,500,000                                            New York, New York, U.S.A.
                                                          September 28, 2001


          FOR VALUE RECEIVED, SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Payor"), intending to be legally bound hereby, promises to pay to the order of INPHARZAM INTERNATIONAL, S.A., a Swiss corporation ("Payee"), at such place as Payee may designate from time to time in writing, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), in lawful money of the United States, together with interest thereon from the date hereof at the rates hereinafter provided, and both payable as hereinafter provided.

     1. PURPOSE OF NOTE. This Promissory Note ("Note") is made and delivered by Payor in favor of Payee pursuant to that certain Loan and Security Agreement between Payor and Payee of even date herewith (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     2. INTEREST RATE. Interest on the unpaid principal amount of this Note shall accrue from the date hereof at a rate equal to 2% per annum (the "Interest Rate"); provided, however, that from and after the occurrence of any Event of Default and failure to cure such Event of Default within a five (5) day period, the rate of interest on this Note shall automatically increase to 15% for so long as such Event of Default continues. Notwithstanding anything to the contrary herein, the liability of Payor for payment of interest shall not exceed the maximum amount permitted by law, and if any payment by Payor includes interest in excess of such maximum amount, Payee shall apply such excess to the reduction of principal or, if none is due, such excess shall be refunded to Payor. Interest shall be computed on the basis of a 360-day year.

     3. PAYMENTS OF PRINCIPAL AND INTEREST. One-third of the principal balance under this Note, together with interest, shall be payable by Payor to Payee upon Payor's execution of a written agreement with one or more third parties to develop, co-promote and/or sell Licensed Products, as such term is defined in that certain Sublicense and Development Agreement, dated June 15, 1998, between Payor and Payee, as amended, in North America. Notwithstanding the foregoing, all unpaid principal and accrued interest shall be due and payable by Payor to Payee, subject to the terms of Section 4, upon the earlier of (a) December 31, 2005, or (b) Approval of the second of the Licensed Products to be Approved. For purposes of subsection (b) hereof, "Approval" shall mean approval for marketing by any health agency or regulating authority in and throughout the world authorized to grant marketing approval for the Licensed Products.

     4.   SUBORDINATION.

          a. PAYMENT, SENIOR INDEBTEDNESS. Notwithstanding the foregoing or anything else to the contrary contained herein, each of Payee, for itself, its successors and assigns, and Payor covenants and agrees, and each successor holder of this Note by such holder's acceptance hereof likewise covenants and agrees, that, notwithstanding any provision


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of this Note to the contrary, the payment of the principal of and interest on this Note shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of any Senior Indebtedness as defined in the Loan Agreement. The provisions of this Section 4 shall constitute a continuing representation to all persons who, in reliance upon such provisions, become the holders of or continue to hold the Senior Indebtedness, and such provisions are made for the benefit of the holder of the Senior Indebtedness, and such holder is hereby made obligee hereunder the same as if its name was written herein as such, and it may proceed to enforce such provisions against Payor or against the Payee without the necessity of joining Payor as a party.

          b. PAYMENT OF THE SENIOR INDEBTEDNESS. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Payor or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Payor, distribution or marshalling of its assets or any composition with creditors of Payor, whether or not involving insolvency or bankruptcy, the Senior Indebtedness shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of this Note; and any such payment or distribution shall be paid or delivered directly to the holder of the Senior Indebtedness (or its duly authorized representative), until the Senior Indebtedness shall have been paid in full, and every holder of this Note by becoming a holder hereof shall have designated and appointed the holder of the Senior Indebtedness (and its duly authorized representative) as his, her or its agent and attorney-in-fact to demand, sue for, collect and receive such Senior Indebtedness holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action (including the right to vote such Senior Indebtedness holder's ratable share of this Note), in the name of the Holder of this Note or otherwise, as such Senior Indebtedness holder (or its duly authorized representative) may determine to be necessary or appropriate for the enforcement of this Section 4. Payee and each successor holder of this Note, by his, her, or its acceptance hereof, agrees to execute, at the request of Payor, a separate agreement with any holder of the Senior Indebtedness on or substantially on the terms set forth in this Section 4, and to take all such other action as such holder of the Senior Indebtedness (or its duly authorized) representative may request in writing in order to enable such holder of Senior Indebtedness to enforce all claims upon or in respect of such holder's ratable share of this Note. Nothing contained in this Section 4 or elsewhere in this Note is intended to or shall impair, as between Payor and its creditors other than the holder of the Senior Indebtedness, the obligation of Payor, which is unconditional and absolute, to pay to Payee the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of Payee under this Note and creditors of Payee other than the holder of the Senior Indebtedness, or to benefit any other creditors of Payor other than the holder of the Senior Indebtedness, nor shall anything herein or therein prevent Payee from accepting any payment with respect to this Note or exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 4 of the holder of the Senior Indebtedness in respect of cash, property or securities of Payor.

          c. NO PAYMENT ON NOTE UNDER CERTAIN CONDITIONS. In the event that any default occurs in the payment of the principal of or interest on the Senior Indebtedness (whether as a result of acceleration thereof by the holder of such Senior Indebtedness or otherwise) and



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during the continuance of such default for a period (the "Standstill Period") up to one hundred and eighty (180) days and thereafter, if judicial or arbitral proceedings shall have been instituted with respect to such defaulted payment and shall be diligently pursued, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of the Senior Indebtedness, then and during the continuance of such event no payment of principal or interest on this Note shall be made by Payor or accepted by any holder of this Note who has received notice from Payor or from a holder of the Senior Indebtedness of such event. Notwithstanding the foregoing the maximum amount of time that the holder of this Note may be subject to a Standstill Period in any period of 360 days shall be 180 days plus such period of time as the holder of Senior Indebtedness shall have commenced and be diligently pursuing a judicial or arbitral proceeding with respect to such defaulted payment.

          d. PAYMENTS HELD IN TRUST. In case any payment or distribution shall be paid or delivered to any holder of this Note before the Senior Indebtedness shall have been paid in full, despite or in violation or contravention of the express terms of this Section 4, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of the Senior Indebtedness (or its duly authorized representative), until the Senior Indebtedness shall have been paid in full.

          e. SUBROGATION. Subject to the payment in full of the Senior Indebtedness and until this Note shall be paid in full, Payee shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to such holder of the Senior Indebtedness pursuant to the provisions of subsections (a) and (c) of this
Section 4) to receive payments or distributions of assets of Payor applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Payor and its creditors, other than the holder of the Senior Indebtedness, be deemed to be a payment by the Payor; and for the purposes of such subrogation, no payments or distributions to the holder of the Senior Indebtedness to which Payee would be entitled except for the provisions of this Section 4 shall, as between Payor and its creditors, other than the holder of the Senior Indebtedness, be deemed to be a payment by Payor to or on account of the Senior Indebtedness.

          f. SURVIVAL OF RIGHTS. The right of any present or future holder of the Senior Indebtedness to enforce subordination of this Note pursuant to the provisions of this Section 4 shall not at any time be prejudiced or impaired by any act or failure to act on the part of Payor or any such holder of the Senior Indebtedness, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal or by noncompliance by Payor with the terms of such subordination regardless of any knowledge thereof the holder may have or otherwise be charged with.

          g. AMENDMENT OR WAIVER. The provisions of this Section 4 may not be amended or waived in any manner which is detrimental to the Senior Indebtedness without the consent of the holder of such Senior Indebtedness.

     5. PREPAYMENT. Payor, at its option, may prepay the principal amount and accrued interest hereunder at any time in whole or in part without premium or penalty. All amounts paid by Payor to Payee shall first be applied to any outstanding taxes, fees, penalties, charges and assessments due Payee, then to interest accrued but unpaid and then to principal.


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     6.   EVENTS OF DEFAULT; REMEDIES. This Note is subject to the "Events of
Default" provisions and remedies (including without limitation acceleration provisions) in the Loan Agreement, which are incorporated herein in their entirety.

     7. WAIVER. Payor, for itself, its successors and assigns, hereby waives presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due hereunder. To the extent permitted by law, Payor waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect.

     8. COSTS AND EXPENSES. Following the occurrence of any Event of Default, Payor shall pay upon demand all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants, and other advisors employed by Payee), incurred by Payee in the exercise of any of its rights, remedies or powers under this Note with respect to such Event of Default, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.

     9.   MISCELLANEOUS.

          a. WAIVERS, AMENDMENTS, ETC. The provisions of this Note may from time to time be amended, modified or waived, only if such amendment, modification or waiver is in a writing signed by Payor and Payee. No failure or delay on the part of Payee or the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Payor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Payee or the holder of this Note under this Note shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          b. NOTICES. All notices and other communications required or permitted to be given under or in connection with this Note shall be given in accordance with the notice provisions in Section 9.2 of the Loan Agreement.

          c. ASSIGNMENT. Except with the prior written approval of Payee which consent may not be unreasonably withheld, Payor may not assign any of its rights or obligations under this Note. Payee may assign any of its rights and obligations under this Note to any Person, its successors and assigns. Any attempted assignment in violation of this Section 8.c. shall be null and void.

          d. SEVERABILITY. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.



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          e.   HEADINGS. The various headings of this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note or any provisions hereof.

          f. GOVERNING LAW. This Note shall be governed by the internal laws of the State of New York without giving effect to it principles of conflicts of law.

          g. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          h. JURISDICTION. Payor hereby consents to jurisdiction in the State of New York in any legal proceeding or equitable action that relates in any way to this Note, and further consents to venue for any such proceeding or action in the state courts of the State of New York and/or the United States District Court for the Southern District of New York.




                            [Signature Page Follows]


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          IN WITNESS WHEREOF, Payor has executed this Note as of the day and year first above written.

                                          PAYOR:

[CORPORATE SEAL]

Attest:                                   SHEFFIELD PHARMACEUTICALS, INC.


By:                                       By:  /s/ Thomas M. Fitzgerald
    ---------------------------------         ----------------------------------

Its:                                      Its:     Chairman
     --------------------------------          ---------------------------------


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